Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Form S-8 No. 33-59686,
(2)	Form S-8 No. 33-80072,
(3)	Form S-8 No. 33-81690,
(4)	Form S-8 No. 33-83196,
(5)	Form S-8 No. 333-00872,
(6)	Form S-8 No. 333-40791,
(7)	Form S-8 No. 333-93571,
(8)	Form S-8 No. 333-51322,
(9)	Form S-8 No. 333-73506,
(10)	Form S-8 No. 333-99655,
(11)	Form S-8 No. 333-103764,
(12)	Form S-8 No. 333-109486,
(13)	Form S-8 No. 333-119939,
(14)	Form S-8 No. 333-140773,
(15)	Form S-8 No. 333-149460,
(16)	Form S-8 No. 333-177889,
(17)	Form S-8 No. 333-192273,
(18)	Form S-8 No. 333-206210,
(19)	Form S-8 No. 333-213062,
(20)	Form S-8 No. 333-221420,
(21)	Form S-8 No. 333-225257,
(22)	Form S-8 No. 333-236250,
(23)	Form S-8 No. 333-262497,

(24)	Form S-8 No. 333-273657, and
(25)	Form S-3ASR No. 333-277512

of our reports dated May 23, 2024 with respect to the consolidated financial statements of Microchip Technology Incorporated, and the effectiveness of internal control over financial reporting of Microchip Technology Incorporated, included in this Annual Report (Form 10-K) of Microchip Technology Incorporated for the year ended March 31, 2024.

/s/ Ernst & Young LLP

Phoenix, Arizona
May 23, 2024